ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090803701-00
	Filing Date and Time 11/19/2009 11:00 AM
	Entity Number E0062442008-8

Certificate of Amendment
(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Auto Search Cars, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

EIGHT: The total number of shares which the corporation shall have authority to issue is 500,000,000 shares, having a par value of $0.0001 per share, as follows:

Common. The aggregate number of common shares which this Corporation shall have authority to issue is 480,000,000 shares of common stock, having a par value of $0.0001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid common stock of this Corporation shall not be liable to any further call or assessment.

Preferred. The Corporation shall be authorized to issne 20,000,000 shares of blank check preferred stock, having a par value of $0.0001 per share with such rights, preferences and designations determined by the board of directors.

3. The undersigned declare that they constitute at least two-thirds of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date of filing: (optional) 11/19/09

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________
Authorized Signature

X ______________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.